Aurora Foods Inc.
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                                                                           NEWS

                                          Contact:  Mark Kollar
                                                    Broadgate Consultants, Inc.
                                                    212-232-2222

FOR IMMEDIATE RELEASE
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Aurora Foods Reports Third-Quarter
Results; EBITDA Shows Meaningful Increase as
Recovery Accelerates

ST. LOUIS, Nov. 9 -- Aurora Foods Inc. (NYSE: AOR) today announced results for the third quarter ending September 30, 2000, with adjusted EBITDA at $43.9 million, an increase of 16.0% from the restated year-ago quarter.

The Company also said that net sales in the third quarter increased 9.7% to $227.7 million, compared with year-ago net sales of $207.5 million.

Net income for the third quarter was a loss of $15.3 million, or $0.22 per share, compared with restated year-ago income of $3.8 million, or $0.06 per share. The loss for the quarter primarily reflects a pre-tax charge of $23.2 million, $17.1 million of which was non-cash for financial, legal and accounting expenses in connection with the accounting restatements announced in the first quarter.

Aurora also reported that third-quarter adjusted EBITDA of $43.9 million was a 35.8% increase from the second-quarter adjusted EBITDA of $32.4 million, marking the second consecutive quarter-to-quarter increase for the Company. Third-quarter adjusted EBITDA increased 52.7% from the first quarter, despite the typically higher seasonal sales in the first quarter.

In addition, adjusted EBITDA as a percent of net sales grew significantly to 19.3% in the third quarter from 15.1% in the second quarter and 10.2% in the first quarter, or almost double the margin from the first three months of the year. This continuing progress primarily reflects improving cost controls and reductions in inefficient marketing spending, especially those associated with prior practices of trade loading. Despite these marketing spending reductions, IRI/Nielsen market-share data remained positive, with 12 of 18 unit market shares up versus year ago in the most recent four weeks.

On a pro-forma basis (which treats the acquisitions of Chef's Choice(R) and Lender's(R) and the adoption of EITF 00-14 as if they had occurred at the beginning of 1999), third-quarter adjusted EBITDA was essentially equal to year ago, a significant improvement versus the first six months of fiscal 2000, when adjusted EBITDA was down 24.8%, compared with the same year-ago period. The Company said that it expects full-year adjusted EBITDA in the range of $155 million, which would reflect an increase of over 33% in the second six months versus year ago pro-forma results.

Jim Smith, President and Chief Executive Officer, said, "Our quarter-to-quarter improvement in

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EBITDA and EBITDA as a percent of net sales clearly indicate that our turnaround is accelerating. We are seeing the benefit of instituting more normal business practices, which include more reasonable marketing spending. As a result, our brands are growing in strength behind the consistency of our programs and improved execution from the frozen and dry sales consolidation. We are very encouraged by our third-quarter results. Our improvement should continue to accelerate, and we expect strong EBITDA growth in the fourth quarter."

Net sales for the third quarter of 2000 were down 7.6%, compared with pro-forma results for the same period last year. This decline primarily reflects an inflated September 1999 when over 2.0 million cases were loaded in at the end of the quarter. Sales were also influenced by the continued drawdown in trade inventories, especially during July and August in syrup and Duncan Hines(R), and the Company's determination to discontinue prior practices of selling products at substantial discounts to boost current revenue.

Added Mr. Smith, "Our pro-forma third quarter net sales reduction versus year ago was expected. We believe the unusually heavy year-ago September loading makes for particularly difficult comparisons. For example, the unit volume for July and August grew 13.4%, compared with year-ago levels, while unit volume in October grew 20.6%. Yet September was down 30.3%, the major difference being excess inventories loaded at the end of September 1999. These 1999 business practices have been stopped, which means that comparisons and improvements in 2001 and beyond will be more predictable and steady.

"On other fronts, the frozen and dry divisions' consolidation is complete and all management and administrative activities have been transferred to the headquarters in St. Louis. This move alone is expected to save about $12 million annually. In addition, the consolidation of the frozen and dry sales force is complete and we are seeing broad-based improvements in basic execution. We have added a significant number of new people to the Company, which is expanding our capabilities and increasing efficiency as we now have resources on all key strategic projects. Concurrent with our consolidation, the Company has replaced 12 of the top 16 executives of the Company employed as of February 1, 2000."

The Company said that its anticipated full-year adjusted EBITDA in the range of $155 million represents a 2% to 3% increase over restated pro-forma adjusted 1999 EBITDA of $151.6 million. Although there will be significant adjusted EBITDA growth in the second six months, the annual EBITDA projection is expected to be about $20 million below initial estimates. This primarily reflects the persistent effect of certain one-time programs instituted by prior management that were executed in the marketplace prior to the consolidation, and secondarily, a slower overall pace of cost savings.

"The absolute progress against cost reduction has been strong, but the activities needed to complete the consolidation on time have temporarily detracted from achieving some identified cost-savings opportunities," Mr. Smith added. "These savings opportunities will be realized next fiscal year."

Another principal focus of the Company's efforts has been to resolve the issues arising from the accounting restatements announced in the first quarter. In this regard, the third quarter includes a pre-tax $23.3 million charge, of which $17.1 million represents the non-cash cost of an agreement reached with holders of the Company's subordinated bonds. Shares of common stock were issued in return for consents to waivers, amendments and releases associated with the restatement related covenant defaults and were assigned a total value of $21.1 million. With the resolution of these issues, the Company has reclassified its senior secured debt and senior subordinated notes from current to long-term. In addition, the Company believes that cash expenditures related to issues surrounding the restatements will be materially reduced in coming periods.

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Attached are financial tables for the third quarter as well as IRI/Nielsen dollar and unit market share trends.

Aurora Foods will host a teleconference call to discuss third-quarter financial results at 10:30 ET Thursday, Nov. 9, 2000, which will be also available over the Internet at http://www.aurorafoods.com.

About Aurora Foods

Aurora Foods Inc., which is based in St. Louis, is a leading producer and marketer of premium branded food products including Duncan Hines(R) baking mixes, Log Cabin(R) and Mrs. Butterworth's(R) syrup, Lender's(R) bagels, Van de Kamp's(R) and Mrs. Paul's(R) frozen seafood, Aunt Jemima(R) frozen breakfast products, Celeste(R) frozen pizza and Chef's Choice(R) skillet meals. Aurora's products can be found in all Retail classes of trade, and Foodservice, and command strong positions in their respective categories and/or markets.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in the Company's filing with the Securities and Exchange Commission.
                                      ###

              Aurora Foods - IRI/Nielsen Market Shares - 9/30/00
                         (Point Change Vs. Year Ago)

Dollar Basis
                              Past          Past         Past          Past
                            1 Month       3 Months      6 Months    12 Months
    Total Seafood
     (ex. Shrimp)              48.0          45.9          47.2         48.7
                              (+4.2)        (+0.1)        (-1.1)       (-1.8)

    Total Frozen Breakfast     14.3          14.1          14.1         13.8
                              (+2.6)        (+2.2)        (+1.1)       (+0.8)

    Frozen Pizza                3.5           3.2           3.1          3.2
                              (-0.5)        (-0.4)        (-0.6)       (-0.7)

    Frozen Skillet Meals       14.3          16.0          16.2         15.5
                              (-0.4)        (+0.1)        (+1.8)       (+2.1)

    Total Lender's             32.2          31.8          32.2         32.9
                              (-4.0)        (-4.9)        (-3.8)       (-3.3)

    Total Syrups               29.7          30.0          31.5         33.2
                              (-2.0)        (-2.6)        (-1.1)       (+0.7)

    Total Baking Mix           17.4          18.0          18.5         18.8
                              (+1.1)        (+0.7)        (+0.4)       (+0.7)
                                                 Unit Basis
                              Past          Past         Past          Past
                            1 Month       3 Months      6 Months    12 Months
    Total Seafood
     (ex. Shrimp)              42.1          40.3          41.8         43.9
                              (+2.4)        (-1.8)        (-3.1)       (-3.5)

    Total Frozen Breakfast     16.3          16.2          16.3         15.8
                              (+3.7)        (+3.3)        (+1.5)       (+0.5)

    Frozen Pizza                5.6           5.5           5.3          5.4
                              (-0.4)        (-0.2)        (-0.5)       (-0.8)

    Frozen Skillet Meals       10.5          11.7          11.6         10.9
                              (+0.4)        (+0.5)        (+1.7)       (+2.0)

    Total Lender's             39.3          38.4          38.9         39.2
                              (-2.8)        (-3.7)        (-2.3)       (-1.9)

    Total Syrups               25.6          26.2          27.9         29.1
                              (-1.4)        (-2.2)        (-0.7)       (+0.7)

    Total Baking Mix           14.0          14.2          15.2         15.8
                              (+1.1)        (+0.5)        (+0.1)         (NC)

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                              AURORA FOODS INC.
                                 CONSOLIDATED
                                BALANCE SHEET
                                (IN THOUSANDS)

                                                       Sept. 30,     Dec. 31,
                                                         2000         1999
                                                      (Unaudited)
    ASSETS:
    CASH & CASH EQUIVALENTS                               2,596          315
    ACCOUNTS RECEIVABLE, NET                             78,658       96,332
    INVENTORIES                                         112,490      123,967
    PREPAID EXPENSES AND OTHER CURRENT ASSETS             9,523       21,876
    CURRENT DEFERRED TAX ASSETS                          25,790       17,338
    TOTAL CURRENT ASSETS                                229,057      259,828

    PROPERTY, PLANT AND EQUIPMENT, NET                  247,113      257,443
    DEFERRED TAX ASSET                                   28,134        2,357
    GOODWILL AND OTHER INTANGIBLE ASSETS, NET         1,274,569    1,294,995
    ASSET HELD FOR SALE                                       0          800
    OTHER ASSETS                                         35,871       35,693

    TOTAL ASSETS                                      1,814,744    1,851,116

    LIABILITIES & STOCKHOLDERS' EQUITY:
    SENIOR SECURED TERM DEBT                                  0      543,591
    SENIOR SECURED REVOLVING FACILITY                         0      105,600
    SENIOR SUBORDINATED NOTES                                 0      402,049
    CURRENT PORTION OF SENIOR SECURED TERM DEBT          32,926       27,980
    ACCOUNTS PAYABLE                                     51,177       87,942
    ACCRUED LIABILITIES                                  84,460      105,192
    TOTAL CURRENT LIABILITIES                           168,563    1,272,354

    SENIOR SECURED TERM DEBT                            518,896            0
    SENIOR SECURED REVOLVING FACILITY                   170,600            0
    SENIOR SUBORDINATED NOTES                           401,901            0
    OTHER LIABILITIES                                     5,004        2,504
    TOTAL LIABILITIES                                 1,264,964    1,274,858

    COMMITMENTS AND CONTINGENCIES
    STOCKHOLDER'S EQUITY
    PREFERRED STOCK                                          37            0
    COMMON STOCK                                            739          670
    PAID-IN CAPITAL                                     684,498      648,254
    PROMISSORY NOTES                                       (281)        (323)

    ACCUMULATED DEFICIT                                (135,213)     (72,343)
    TOTAL STOCKHOLDERS' EQUITY                          549,780      576,258

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        1,814,744    1,851,116

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                              AURORA FOODS INC.
                                 CONSOLIDATED
                               INCOME STATEMENT
                      (DOLLARS AND SHARES IN THOUSANDS)
                                  Unaudited

                                           Three Months Ended September 30,
                                                                    Pro forma
                                           2000          1999          1999
    NET SALES                             227,722       207,496       246,373
    COST OF GOODS SOLD                   (117,326)     (101,536)     (122,279)
    GROSS PROFIT                          110,396       105,960       124,094
    BROKERAGE, DISTRIBUTION AND
     MARKETING EXPENSES
      BROKERAGE AND DISTRIBUTION          (26,461)      (23,535)      (29,210)
      TRADE PROMOTIONS                    (30,181)      (28,211)      (35,015)
      CONSUMER MARKETING                   (7,664)      (11,574)      (13,446)
    TOTAL BROKERAGE, DISTRIBUTION
     AND MARKETING EXPENSES               (64,306)      (63,320)      (77,671)
    AMORTIZATION OF GOODWILL
     AND OTHER INTANGIBLES                (10,663)       (9,600)      (10,750)
    SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES               (8,239)       (8,377)      (11,356)
    OTHER FINANCIAL, LEGAL AND
     ACCOUNTING EXPENSES                  (23,227)            0             0
    TRANSITION EXPENSES                      (698)       (1,697)       (1,697)
    TOTAL OPERATING EXPENSES             (107,133)      (82,994)     (101,474)
     OPERATING INCOME                       3,263        22,966        22,620
    INTEREST EXPENSE, NET                 (29,579)      (16,874)      (23,052)
    AMORTIZATION OF DEFERRED
     FINANCING EXPENSES                      (735)         (498)         (498)
    OTHER BANK AND FINANCING EXPENSES        (100)          (48)          (48)
     INCOME (LOSS) BEFORE
      INCOME TAXES                        (27,151)        5,546          (978)
    INCOME TAX (EXPENSE) BENEFIT           11,857        (1,719)         (214)
    NET INCOME (LOSS)                     (15,294)        3,827        (1,192)
     PREFERRED DIVIDENDS                      (33)            0             0
    NET INCOME (LOSS) AVAILABLE
     TO COMMON STOCKHOLDERS               (15,327)        3,827        (1,192)

    BASIC AND DILUTED EARNINGS
     (LOSS) PER SHARE                       (0.22)         0.06         (0.02)

    WEIGHTED AVERAGE NUMBER OF
     SHARES OUTSTANDING                    67,925        67,030        67,030

    ADJUSTED EBITDA(1)                     43,925        37,868        43,961

    (1) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization and before transition expense, other financial, legal and accounting expenses and Columbus consolidation costs.

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                              AURORA FOODS INC.
                                 CONSOLIDATED
                               INCOME STATEMENT
                      (DOLLARS AND SHARES IN THOUSANDS)
                                  Unaudited

                                            Nine Months Ended September 30,
                                                                    Pro forma
                                           2000          1999          1999
    NET SALES                             724,451       615,628      764,309
    COST OF GOODS SOLD                   (357,186)     (297,469)    (373,642)
    GROSS PROFIT                          367,265       318,159      390,667
    BROKERAGE, DISTRIBUTION
     AND MARKETING EXPENSES
      BROKERAGE AND DISTRIBUTION          (85,845)      (69,100)     (91,773)
      TRADE PROMOTIONS                   (126,388)     (100,894)    (123,247)
      CONSUMER MARKETING                  (37,624)      (37,563)     (43,023)
    TOTAL BROKERAGE, DISTRIBUTION
     AND MARKETING EXPENSES              (249,857)     (207,557)    (258,043)
    AMORTIZATION OF GOODWILL
     AND OTHER INTANGIBLES                (32,143)      (27,764)     (31,532)
    SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES              (30,908)      (24,170)     (33,482)
    OTHER FINANCIAL, LEGAL
     AND ACCOUNTING EXPENSES              (41,315)            0            0
    COLUMBUS CONSOLIDATION COSTS           (6,550)            0            0
    TRANSITION EXPENSES                    (2,082)       (9,095)      (9,095)
    TOTAL OPERATING EXPENSES             (362,855)     (268,586)    (332,152)
     OPERATING INCOME                       4,410        49,573       58,515
    INTEREST EXPENSE, NET                 (81,126)      (47,202)     (66,746)
    AMORTIZATION OF DEFERRED
     FINANCING EXPENSES                    (2,178)       (1,380)      (1,380)
    OTHER BANK AND FINANCING EXPENSES        (288)         (151)        (151)
     INCOME (LOSS) BEFORE INCOME TAXES
      AND CUMULATIVE CHANGE
      IN ACCOUNTING                       (79,182)          840       (9,762)
    INCOME TAX (EXPENSE) BENEFIT           28,506          (261)       3,312
    INCOME (LOSS) BEFORE
     CUMULATIVE CHANGE
     IN ACCOUNTING                        (50,676)          579       (6,450)

    CUMULATIVE CHANGE IN ACCOUNTING,
     NET OF TAX                           (12,161)            0            0
    NET INCOME (LOSS)                     (62,837)          579       (6,450)
     PREFERRED DIVIDENDS                      (33)            0            0
    NET INCOME (LOSS) AVAILABLE
     TO COMMON STOCKHOLDERS               (62,870)          579       (6,450)

    BASIC AND DILUTED EARNINGS
     (LOSS) PER SHARE                       (0.93)         0.01        (0.10)

    WEIGHTED AVERAGE NUMBER OF
     SHARES OUTSTANDING                    67,344        67,021       67,021

    ADJUSTED EBITDA(1)                    105,050        96,135      125,269

    (1) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization and before transition expense, other financial, legal and accounting expenses and Columbus consolidation costs.

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                              AURORA FOODS INC.
                                 CONSOLIDATED
                             CASH FLOW STATEMENT
                                (IN THOUSANDS)
                                  Unaudited

                                                         Nine Months Ended
                                                     Sept. 30,      Sept. 30,
                                                        2000           1999
    CASH FROM OPERATIONS:
     NET INCOME (LOSS)                                 (62,837)         579
     ADD BACK ITEMS NOT AFFECTING CASH
     DEPRECIATION AND AMORTIZATION EXPENSE              52,807       39,448
     DEFERRED INCOME TAXES                             (28,506)         261
     NON-CASH RESTRUCTURING COST                         3,050            0
     NON-CASH OTHER FINANCIAL, LEGAL &
      ACCOUNTING EXPENSE                                17,130            0
     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING          12,161            0
      (GAIN) LOSS ON SALE OF ASSETS                       (303)          14
     CHANGES TO OPERATING ASSETS AND LIABILITIES:
      RECEIVABLES                                      (19,916)     (25,443)
      ACCOUNTS RECEIVABLE SOLD                          37,591            0
      INVENTORIES                                       11,210       (5,306)
      PREPAID EXPENSES AND OTHER CURRENT ASSETS         12,183       (8,361)
      ACCOUNTS PAYABLE                                 (36,821)       4,026
      ACCRUED EXPENSES                                 (35,417)     (22,501)
      OTHER ASSETS AND LIABILITIES, NET                 (1,338)     (17,022)

    NET CASH USED IN OPERATIONS                       (39,006)     (34,305)

    CASH FLOWS FROM INVESTING ACTIVITIES
     ASSET ADDITIONS                                  (12,285)     (15,805)
     PROCEED FROM ASSET SALES                           1,175            0
     PAYMENT FOR ACQUISITION OF BUSINESSES             (7,984)     (76,756)

    NET CASH (USED FOR) INVESTMENT ACTIVITIES         (19,094)     (92,561)

    CASH (USED FOR) PROVIDED BY
     FINANCING ACTIVITIES:
     PROCEEDS FROM SENIOR SECURED
      REVOLVING AND TERM DEBT                           65,000      308,150
     REPAYMENT OF BORROWINGS                           (19,749)    (179,321)
     ISSUANCE OF PREFERRED STOCK                        15,000            0
     CAPITAL CONTRIBUTIONS, NET OF
      OFFICER PROMISSORY NOTES                             262          452
     DEBT ISSUANCE AND EQUITY RAISING COSTS               (132)      (2,323)

    NET CASH FROM FINANCING ACTIVITIES                  60,381      126,958

    NET CHANGE IN CASH                                   2,281           92
    BEGINNING CASH AND CASH EQUIVALENTS                    315          354

    ENDING CASH AND CASH EQUIVALENTS                     2,596          446

SOURCE: Aurora Foods Inc.

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